                                                                       EXHIBIT A

                           BILL OF SALE AND ASSIGNMENT
                                       AND
                            ASSUMPTION OF LIABILITIES

                  FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, pursuant to that certain Exchange Agreement dated as of December 31, 1998 (the "Agreement"), and in consideration of the issuance to ValueClick, LLC ("Transferor") of 4,655,063 shares of the Common Stock, par value $0.001 per share, 297,132 shares of series A Convertible Preferred Stock, par value $0.001 per share, and 1,047,804 shares of Series B Convertible Preferred Stock, par value $0.001 per share, of ValueClick, Inc., a Delaware corporation (the "Company"), receipt of which is hereby acknowledged, Transferor hereby contributes, assigns, conveys and transfers to the Company all of Transferor's tangible and intangible assets, including without limitation, the assets identified or described on Exhibit A attached hereto and incorporated herein by this reference (the "Assets"). Transferor covenants and warrants that:

                  (a) Transferor has fully paid for, and is the owner of, and has absolute title to, all of the Assets, free and clear of all mortgages, pledges, liens, claims, charges, encumbrances, community property rights, security interests and other defects of title, of any kind or nature, except only as is expressly set forth in said Exhibit A.

                  (b) Transferor has not made any prior sale, assignment, transfer or other disposition of any of the Assets to any person, firm or association.

                  (c) Transferor has all right, power, authority and capacity to contribute, assign, convey and transfer each and all of the Assets to the Company.

                  (d) None of the licenses or permits, or leases or other contracts, if any, included in the Assets has been amended or changed, nor have any oral or written notices of breach, violation or default been received by Transferor under any of such licenses, permits, leases or contracts.

                  (e) No notice is necessary or desirable to be given to, and no consent or approval is necessary or desirable to be obtained from, any party or governmental authority in connection with the transactions effected hereby, except such as have been given or obtained by Transferor and are in full force and effect.

                  (f) All acts, proceedings and things necessary and required by law and any instrument to which Transferor is a party or by which Transferor is bound to make this Bill of Sale and Assignment and Assumption of Liabilities a valid, binding and legal obligation of Transferor, have been done and taken and have happened, and the execution and delivery of this Bill of Sale and Assignment and


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         Assumption of Liabilities have in all respects been authorized in accordance with law.

                  Transferor shall forever warrant and defend the contribution, assignment, transfer, conveyance and delivery of each and every item of the Assets to the Company and the Company's successors and assigns, against each and every person lawfully claiming the same. Possession of all of the Assets and any and all instruments representing the same is being delivered to the Company concurrently with this Bill of Sale and Assignment and Assumption of Liabilities.

                  Transferor hereby appoints the Company as Transferor's attorney-in-fact to demand, receive and collect for the Company's own use and benefit all debts and obligations owing to Transferor on the effective date hereof in connection with the Assents. Transferor further authorizes the Company to do all things legally permissible that may be required to recover and collect such debts and obligations and to use Transferor's name in any manner the Company may deem necessary for the collection and recovery of those debts and obligations but without cost, expense or damage to Transferor.

                  The Company hereby assumes the performance and payment when due of all of the debts, duties, obligation and liabilities of Transferor, including, without limitation, the terms, covenants and conditions imposed on Transferor under or in connection with all leases and contracts included in the Assets and all permits, licenses and authorizations included in the Assets. The Company agrees to indemnify Transferor and hold Transferor harmless from and against any and all of such terms, covenants and conditions. In connection with the dissolution of the Transferor, the Company hereby agrees to assume and pay in full when due all tax liabilities, penalties, interest and fees of the Transferor.

                  This Bill of Sale and Assignment and Assumption of Liabilities shall bind and inure to the benefit of Transferor and the Company and their respective successors and assigns.

                  This Bill of Sale and Assignment and Assumption of Liabilities shall be governed by and construed and interpreted in accordance with the laws of the State of California.

                  IN WITNESS WHEREOF, this Bill of Sale and Assignment and Assumption of Liabilities has been duly executed by or on behalf of Transferor and the Company on this 31st day of December, 1998, in Santa Barbara, California.

VALUECLICK, INC.                            VALUECLICK, LLC

By: /s/ BRIAN CORYAT                         By: /s/ BRIAN CORYAT
    --------------------------                   ---------------------------
    Brian Coryat, President                      Brian Coryat, President


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                                    EXHIBIT A

1. All rights to the trademark VALUECLICK in the United States and associated good will represented by Application Serial No. 75/365,624 filed in the United States Patent and Trademark Office on September 26, 1997, which has been assigned by Web-Ignite Corporation to ValueClick, LLC concurrently herewith.

2. All rights to the trademark VALUECLICK in JAPAN and associated goodwill represented by the Application filed in Class 35 in the Japanese Patent Office on March 25, 1998, claiming Priority Convention, which has been assigned by Web-Ignite Corporation to ValueClick, LLC concurrently herewith.

3. All rights to the domain names ValueClick.com, Value-Click.com and other domain names that contain either or both of the words "value" and "click."

4. All rights to that certain "Trademark license, Software license, and Copyright Agreement" dated March 26, 1998, between Web-Ignite Corporation and Trans-Pacific, Ltd.

5. All rights to that certain computer software known as the "ValueClick Software," which is described as "software designed to deliver banner advertisements, in the form of GIF images, to registered ValueClick host sites using HTTP." The ValueClick software has been designed to work on the FreeBSD platform using the Apache web server with the "mod-perl" module. The software requires perl version 5.00404 or higher, the inclusion of the CGI.pm perl module, the SMBD perl module, and the IO::socket perl module. The rights to such software include the copyright to such software, as assigned to Web-Ignite Corporation, and the trade secrets associated with the software that are necessary to operate the program. All rights to the ValueClick Software have been assigned by Web-Ignite Corporation to ValueClick, LLC concurrently herewith.

[BRIAN:  ADD OTHER ASSETS THAT ARE BEING TRANSFERRED.]


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CALIFORNIA ALL-PURPOSE ACKNOWLEDGMENT


                                    [FORM]


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